Exhibit 10.1



                    THE GUIDANT DEFERRED COMPENSATION PLAN
                              FOR JAMES CORNELIUS

                                  ARTICLE I
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                          NATURE AND PURPOSE OF PLAN
                          --------------------------

          Section 1.1. Type of Plan. The Company hereby establishes the Plan as an unfunded, nonqualified deferred compensation plan for the Participant.

          Section 1.2. Purpose of Plan. The purpose of the Plan is to provide deferred compensation to the Participant for serving as the Company's Interim Chief Executive Officer significantly longer than originally expected and providing exemplary leadership during the period leading up to the expected consummation of the Company's merger with Boston Scientific Corporation, which service he performed as an independent contractor and, as such, did not participate in or earn any additional retirement benefits under any of the Company's tax-qualified or nonqualified retirement or deferred compensation plans.

                                  ARTICLE II
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                     DEFINITIONS AND RULES OF CONSTRUCTION
                     -------------------------------------

          Section 2.1. Definitions. In the Plan, the following words and phrases, when capitalized, have the following meanings, unless the context plainly requires a different meaning:

          (a) "Beneficiary" means the Participant's surviving spouse. If no spouse survives the Participant, then he has no Beneficiary under the Plan.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

          (c) "Company" means Guidant Corporation.

          (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and its interpretive rules and regulations.

          (e) "Participant" means James Cornelius.

          (f) "Plan" means this instrument, as amended from time to time, known as The Guidant Deferred Compensation Plan for James Cornelius.

          (g) "Termination" means the termination of the Participant's service relationship with the Company for any reason, including death; however, an event is not a Termination under this Plan if the event does not constitute a "separation from service" within the meaning of Code Section 409A(a)(2)(A)(i).

          Section 2.2. Rules of Construction. The following rules govern the Plan's interpretation:


          (a) The Plan will be effected, construed, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations ("Section 409A Standards"). To the extent that any Plan terms would subject the Participant or his Beneficiary to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by the applicable Section 409A Standards.

          (b) The Plan's provisions will be construed and governed under and by the laws of the State of Indiana, to the extent not preempted by federal law.

          (c) Words used in the masculine gender will be construed to include the feminine gender, where appropriate, and vice versa, and words used in the singular will be construed to include the plural, where appropriate, and vice versa.

          (d) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any Plan provision.

          (e) If any Plan provision is held illegal or invalid for any reason, that provision will be deemed null and void, but the invalidation of that provision will not otherwise impair or affect the Plan.

                                 ARTICLE III
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                           DISTRIBUTION OF BENEFITS
                           ------------------------

          Section 3.1. General Distribution Rules.

          (a) General Provisions. The Company will distribute all benefit payments to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) as provided in this Section.

          (b) Form and Timing of Distributions. Benefit payments under the Plan will be in the following forms at the following times:

               (1) A lump sum cash payment of $36,000, payable on the first day of the first month that begins at least six (6) months following the Participant's Termination; and

               (2) Monthly cash payments in the amount of $2,811.92, payable on the first day of each month, beginning with the first month that begins at least six (6) months following the Participant's Termination and continuing for the duration of the Participant's life and, after his death, continuing for the life of his Beneficiary.

          Section 3.2. Beneficiary. The Company may require the Participant, by any means it deems reasonable, to identify his Beneficiary. The Company may also, by any means it deems reasonable, require any person who purports to be the Beneficiary to supply it with any proofs it may reasonably require.

                                  ARTICLE IV
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                                ADMINISTRATION
                                --------------

          Section 4.1. Administrator. The Company is the administrator of the Plan. The Company, however, may delegate any or all of its powers and duties under the Plan to an internal committee.

          Section 4.2. Powers and Duties of the Company. Subject to the specific limitations in this Plan, the Company has the following powers, duties, and responsibilities:

          (a) To carry out the Plan's general administration;

          (b) To prepare any forms necessary or appropriate for Plan administration;

          (c) To determine all questions of eligibility, rights, and status of the Participant and his Beneficiary; and

          (d) To interpret, with discretionary authority, the Plan's provisions and to resolve, with discretionary authority, all questions of Plan interpretation.

                                  ARTICLE V
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                           AMENDMENT AND TERMINATION
                           -------------------------

          Section 5.1. Amendment. The Company reserves the right to amend the Plan at any time by action of its board of directors. The Company, however, may not make any amendment that reduces the Participant's or his Beneficiary's benefits.

          Section 5.2. Termination. The Company cannot terminate the Plan until it has satisfied all of its payment obligations to the Participant and, as the case may be, his Beneficiary, after which the Plan will terminate automatically.

                                  ARTICLE VI
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                                 MISCELLANEOUS
                                 -------------

          Section 6.1. Relationship. Neither any provision of this Plan, nor any action taken pursuant to it, will be deemed or construed to establish a trust or fiduciary relationship between or among the Company, the Participant, his Beneficiary, or any other person. The Plan is intended to be unfunded for purposes of the Code and ERISA. The right of the Participant or his Beneficiary to receive payments of deferred compensation under the Plan is strictly a contractual right of payment, and this Plan does not grant, and will not be deemed to grant, the Participant, his Beneficiary, or any other person, any interest in or right to any of the Company's funds, property, or assets other than as an unsecured general creditor.

          Section 6.2. Other Benefits and Plans. This Plan does not prevent the Participant from receiving, in addition to the benefits provided for under this Plan, any funds that may be distributable to him under any other retirement or incentive plan of the Company.

          Section 6.3. Anticipation of Benefits. Neither the Participant nor his Beneficiary has the power to transfer, assign, pledge, alienate, or otherwise encumber in advance any payments under this Plan, and any attempt to do so will be void. Any payments that become due under this Plan will not be subject to attachment, garnishment, execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

          Section 6.4. Waiver of Breach. The Company's waiver of any Plan provision will not operate or be construed as a waiver of any subsequent breach by the Participant.

          Section 6.5. Protective Provisions. The Participant will cooperate with the Company by furnishing any and all information requested by the Company to facilitate the payment of benefits under the Plan, and by taking any relevant action as may be requested by the Company. If the Participant refuses to cooperate, the Company will have no further obligation to the Participant or his Beneficiary under this Plan.

          Section 6.6. Benefit. This Plan will be binding upon and inure to the benefit of the Company and its successors and assigns.

          Section 6.7. Responsibility for Legal Affect. The Company makes no recommendations or warranties, express or implied, and assumes no responsibility concerning, the legal context or other implications or affects of this Plan.

          Section 6.8. Tax Withholding. The Company will withhold from any payment made under the Plan the amount or amounts as may be required by applicable federal, State, or local laws.

          The Company has caused this Plan to be executed by its duly authorized officer, and to become effective as of, the 17th day of April, 2006.

                                 GUIDANT CORPORATION

                                 By: /s/ Douglas Wilson
                                     ----------------------------------------
                                     Title: Vice President, Human Resources